Exhibit 10.18

                              SITI-Sites.com, Inc.

                                                                    June 8, 2000

Lawrence M. Powers, Robert Ingenito and John Ianitto
594 Broadway, Suite 1001
New York, N.Y. 10012

                            Stock Purchase Agreement

Gentlemen:

The following sets forth the terms and conditions of your respective purchases of common stock, $0.001 par value per share (the "Common Stock"), and options to purchase additional Common Stock of Siti-Sites.com, Inc. (the "Company") at the prices and amounts shown, and on the additional terms set forth below. The purchasers are separately referred to as "Powers", "Ingenito" and "Ianitto" herein and collectively as the "Purchasers".

1. Purchases. a) Powers agrees to purchase 2,000,000 shares of Common Stock, and an option to acquire 1,000,000 additional shares of Common Stock at an exercise price of $.50 per share, exercisable for five years (the "Powers Option "), for a total purchase price of $500,000.

      b) Ingenito agrees to purchase 1,000,000 shares of Common Stock, and an option to acquire 500,000 additional shares of Common Stock at an exercise price of $.50 per share, exercisable for five years (the "Ingenito Option"), for a total purchase price of $250,000.

      c) Ianitto agrees to purchase 1,000,000 shares of Common Stock, and an option to acquire 500,000 additional shares of Common Stock at an exercise price of $.50 per share, exercisable for five years (the "Ianitto Option "), for a total purchase price of $250,000.

      d) The terms and provisions of the Powers, Ingenito and Ianitto Options are similar and are set forth in exhibits A, B and C, respectively, annexed hereto.

2. Closing. The purchases and sales above described shall be paid for by at least $500,000 on or before June 15, 2000, and the balance due shall be paid on or before July 3, 2000. The total funding to be received by the Company shall be $ 1,000,000 in cash proceeds from the aforesaid purchases and sales. A total of 4,000,000 shares of Common Stock and options to purchase an additional 2,000,000 shares shall be issued in exchange therefor, when payment in full shall have been received by the Company.

3. Representations and Warranties of the Company. The representations and warranties of the Company shall survive for twelve months following the date hereof. In consideration of the purchase and sale described above, and the additional terms hereof, the Company represents and warrants to its knowledge the several items set forth in prior purchase agreements with Powers and Ingenito, as set forth in Exhibit E annexed hereto.

4. Representations and Warranties of Purchasers. In consideration of the purchases and sales described above, and the remaining terms hereof, each Purchaser has executed and delivered to the Company an Investor's representation Letter in the form attached hereto as Exhibit F, pursuant to which he makes certain representations and warranties to the Company as of the date hereof.

      a) Purchasers Powers and Ingenito further represent that they have been directors of the Company since December, 1998, and are familiar with its business affairs since such date, having heretofore invested substantial amounts in the Company.

      b) Purchaser Ianitto further represents that he has become active in the affairs of the Company since March, 2000, and is familiar with its monthly financial statements, budget, personnel and present business affairs.

      c) The Purchasers are further aware of the recent downward trading patterns of the Common Stock, its general lack of trading volume, and its trading price below $.25 per share on June 7-8, 2000.

5. General Terms. Annexed hereto as Exhibit G are general contractual terms as set forth in said prior purchase agreements, and deemed incorporated in this Agreement.

      If the foregoing accurately reflects our agreement, please so indicate in the appropriate space below.

SITI-SITES.COM, INC.


By /s/ Lawrence M. Powers               /s/ Lawrence M. Powers
  ---------------------------------     ----------------------------------------
  Lawrence M. Powers                    Lawrence M. Powers
  Chairman/CEO


                                        /s/ Robert Ingenito
                                        ----------------------------------------
                                        Robert Ingenito


                                        /s/ John Ianitto
                                        ----------------------------------------
                                        John Ianitto

                            594 Broadway, Suite 1001
                              New York, N.Y. 10012
                       Tel. 212-925-1181 Fax. 212-965-0023